Notice of Special Meeting of the Unitholders of the Growth Equity Portfolio of the Alameda-Contra Costa Medical
Association Collective Investment Trust for Retirement Plans


NOTICE IS HEREBY GIVEN that a special meeting of the unitholders of the Growth Equity Portfolio (the "Unitholders") of the Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans (the "Trust") will be held on December 20, 1996 at 12:00 p.m., at the offices of the Alameda-Contra Costa Medical Association at 6230 Claremont Avenue, Oakland, California 94618.

The following matters will be presented to the Unitholders for action:

1. Approval or disapproval of a new investment advisor contract between the Trust and The Burridge Group LLC.

2. Any other matters which may be properly brought before the meeting or any adjournment thereof.

The Supervisory Committee has fixed November 20, 1996 as the record date for determination of the Unitholders entitled to vote at the meeting or any adjournment thereof.

If you do not expect to be present at the meeting to vote your Units, you are urged to complete the attached proxy form and mail it in the enclosed postage-prepaid envelope.


Dated:  November __, 1996




William N. Guertin, Secretary

PRELIMINARY COPY DATED NOVEMBER 8, 1996

ALAMEDA-CONTRA COSTA MEDICAL ASSOCIATION
COLLECTIVE INVESTMENT TRUST FOR RETIREMENT PLANS

PROXY STATEMENT

November __, 1996


This proxy statement is furnished in connection with the solicitation of proxies to be used at the special meeting of the unitholders (the "Unitholders") of the Growth Equity Portfolio (the "Portfolio") of the Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans (the "Trust") to be held on December 20, 1996, and any adjournment thereof, for action upon the matters set forth in the foregoing Notice of Special Meeting. Under rules established by the Securities and Exchange Commission, certain information is required to be included in any proxy statement submitted on behalf of the management of a registered investment company such as the Trust. The following information is provided pursuant to such rules. This proxy statement and the enclosed form of proxy were first mailed to Unitholders on or about November __, 1996.

VOTING OF PROXY

All Units represented by each properly signed proxy received prior to the meeting will be voted at the meeting. If a Unitholder specifies how the proxy is to be voted on any of the business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR Proposal 1. The proxy may be revoked by a Unitholder, at any time prior to its use, by written notice to the Trust, by submission of a subsequent proxy or by voting in person at the meeting.

In the event that sufficient votes in favor of Proposal 1 are not received by the time scheduled for the meeting, the proxyholders may propose one or more adjournments of the meeting to permit further solicitation. The time and place of any adjourned meeting will be announced at the meeting at which the adjournment is taken. If a vote is taken on adjournment of the meeting, or on any other procedural matters, proxies will be voted at the discretion of the proxyholders so as to facilitate the approval of Proposal 1. Accordingly, absent contrary instructions on the proxy card, proxies voting against or abstaining on Proposal 1 may be voted on procedural matters, such as adjournment, to facilitate an opposite result.

The representation in person or by proxy of at least one-third of the Units entitled to vote is necessary to constitute a quorum for transacting business at the meeting. For purposes of determining the presence of a quorum, abstentions and broker "non-votes" will be counted as present. Broker "non-votes" occur when the Trust receives a proxy from a broker or other nominee that does not have discretionary power to vote on a particular matter and has not received instructions from the beneficial owner or other person entitled to vote the Units represented by the proxy. Abstentions and broker non-votes will have the effect of a vote against Proposal 1.

SOLICITATION

The solicitation made pursuant to this proxy statement is made on behalf of the Supervisory Committee of the Trust. The cost of the solicitation will be borne by the Trust, subject to reimbursement in accordance with the reimbursement agreement described under the caption "PROPOSAL 1--Description of the Purchase Agreement" below. The solicitation is to be made by officers and employees of the Trust, the Alameda-Contra Costa Medical Association (the "Association") and The Burridge Group Inc. primarily by mail, but may be supplemented by telephone calls, faxes, e-mail, telegrams and personal interviews. The Association is the Administrator of the Trust and, as such, provides administration and accounting services to the Trust.
The Burridge Group Inc. is the current investment adviser of the Portfolio.

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS 1995 ANNUAL REPORT AND 1996 SEMI-ANNUAL REPORT TO ANY UNITHOLDER UPON REQUEST. REQUESTS MAY BE MADE BY TELEPHONE AT 1-510-654-5383 OR BY USING THE ATTACHED SELF-ADDRESSED POSTAGE-PAID CARD DIRECTED
TO: ALAMEDA-CONTRA COSTA MEDICAL ASSOCIATION, 6230 CLAREMONT AVENUE, OAKLAND, CALIFORNIA 94618.

VOTING UNITS AND PRINCIPAL HOLDERS

The record date for determination of Unitholders entitled to vote at the meeting or any adjournment thereof (the "Record Date") was November 20, 1996. As of the Record Date, the number of Units outstanding was __________. Each Unit is entitled to one vote.

The following table sets forth information as of September 30,
1996 with respect to the beneficial ownership of the Units by all members of the Supervisory Committee and executive officers of the Trust and with respect to all persons known to the Trust to be the beneficial owners of more than 5% of the Units:
Name                     Position            Number of   Percent
                                             Units <F1>  of Units
Robert E. Gwynn M.D.     Chairman, Committee
                         Member and Chief
                         Executive Officer    4,258.2909  1.7%

William N. Guertin       Secretary and
                         Committee Member        -0-      -0-

L. Richard Mello         Treasurer and
                         Committee Member        -0-      -0-

Klaus R. Dehlinger M.D.  Committee Member    19,757.7697  8.0%
<F2>

Bruce M. Fisher M.D.     Committee Member     2,638.7399  1.1%

William R. Forsythe M.D. Committee Member     1,290.7572   .5%

Albert K. Greenberg M.D. Committee Member        -0-      -0-

Robert R. Haumeder M.D.  Committee Member     4,091.2847  1.7%

Richard Marchick M.D.    Committee Member    17,595.1195  7.1%
<F2>

Robert J. Oakes M.D.     Committee Member        -0-      -0-

Richard Rihn M.D.        Committee Member        -0-      -0-

All Committee Members
and Executive Officers                       49,631.9619 20.0%
as a Group (11)

Howard Daniel M.D.       None                12,463.4515  5.0%
9933 MacArthur Blvd.
Oakland, CA  94605

Howard Daniel APC        None                14,380.7450  5.8%
9933 MacArthur Blvd.
Oakland, CA  94605

Raymond Maas M.D.        None                17,252.7157  7.0%
16989 Hinton Court
Castro Valley, CA  94546

North Oakland Medical    None                34,819.3624 14.1%
6105 San Pablo Ave.
Oakland, CA  94608

Patricia McEveny M.D.    None                18,526.2704  7.5%
5954-1C Autumwood Dr.
Walnut Creek, CA  94598

OB/GYN Fertility         None                19,414.8837  7.8%
Specialist Med. Grp Inc
2915 Telegraph Ave.
Berkeley, CA  94705

Bruce Thompson M.D.      None                34,819.3624 14.1%
6105 San Pablo Ave.
Oakland, CA  94608

Ruperto R. Visaya M.D.   None                14,101.7861  5.7%
113 Serra Court
Vallejo, CA  94590

<F1>
Sole voting and investment power.
<F2>
All at 6230 Claremont Avenue, Oakland, CA 94618

PROPOSAL 1.
APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE TRUST
AND BURRIDGE LLC

Introduction

The Burridge Group Inc. ("Burridge Inc"), the current investment adviser of the Portfolio, has entered into an agreement pursuant to which, subject to the satisfaction of certain conditions, substantially all of Burridge Inc's assets, including its investment advisory agreement with the Trust for management of the Portfolio, and liabilities will be transferred to The Burridge Group LLC ("Burridge LLC"), a newly created Delaware limited liability company of which Burridge Inc is the Manager Member. Simultaneously with that asset transfer, each of the seven stockholders (the "Stockholders") of Burridge Inc, each of whom is an officer and director of Burridge Inc, will sell his or her stock in Burridge Inc to Affiliated Managers Group, Inc. ("AMG") and, with Burridge Inc (then wholly owned by AMG), will become members in Burridge LLC. The transactions described above (collectively, the "Transaction"), and the parties thereto, are described in detail below. Upon consummation of the Transaction, it is expected that Burridge LLC will operate with the same management personnel who are presently responsible for the investment policies and management of Burridge Inc.

The Transaction will give rise to an assignment of the existing investment advisory agreement for management of the Portfolio between Burridge Inc and the Trust (the "Existing Agreement"), and will result in an automatic termination of such agreement.
In this proxy statement, the terms "assignment" and "interested person" have the meanings set forth in the Investment Company Act of 1940, as amended (the "1940 Act"). Accordingly, Unitholders are being asked to approve a new investment advisory agreement between Burridge LLC and the Trust on behalf of the Portfolio (the "New Agreement").

The proposed New Agreement is substantively identical to the Existing Agreement, differing only in the named adviser therein, the effective and termination dates, clarification of a requirement for extension of the term of the advisory agreement, and certain non-material technical corrections. The fee schedule chargeable to the Portfolio will remain the same under the New Agreement as under the Existing Agreement. In addition, the services to be provided to the Portfolio by the adviser, or at the adviser's expense, will remain the same under the New Agreement as under the Existing Agreement. The form of New Agreement is appended to this proxy statement as Exhibit A. Exhibit A has been marked to show all changes from the Existing Agreement. The description of the Existing Agreement and the New Agreement set forth herein is qualified in its entirety by the provisions of Exhibit A.

At a meeting held on November 13, 1996, the Trust's Supervisory Committee, including a majority of its members who were not interested persons of Burridge Inc, Burridge LLC or the Trust, approved the New Agreement. The New Agreement, if approved by the Unitholders, will become effective upon the consummation of the Transaction.

Comparison of Existing and New Agreements

Burridge Inc has served as the investment adviser for the Portfolio since its inception under the terms of the Existing Agreement, which is dated June 18, 1992. On November 13, 1996, the Existing Agreement was continued for the period ending November 12, 1997 by the affirmative vote of the Supervisory Committee of the Trust, including a majority of its members who were not parties to the Existing Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. On June 21, 1996, the Supervisory Committee, including a majority of its members who were not parties to the Existing Agreement or interested persons of any such party, voted to reduce the advisory fee under the Existing Agreement applicable to the first $1,000,000 of assets from 1.00% to .75% effective June 30, 1996. The Existing Agreement was last approved by a majority of the Unitholders of the Portfolio on October 11, 1993, in accordance with the Trust's undertaking to submit the Existing Agreement to Unitholders for their approval within one year of the initial offering of the Units.

Under the Existing Agreement, Burridge Inc manages the investment and reinvestment of the assets of the Portfolio, subject to the direction and control of the Supervisory Committee. Burridge Inc bears all expenses incurred by it in connection with acting as investment adviser to the Portfolio other than costs (including taxes and brokerage commissions) of securities purchased for the Portfolio, which are borne by the Portfolio. Under the New Agreement, Burridge LLC will continue to provide all the services, and to bear all the expenses, that have been provided and borne by Burridge Inc under the Existing Agreement.

For its management and advisory services, Burridge Inc is paid, and Burridge LLC will be paid, a quarterly fee from the Portfolio based on the Portfolio's assets at the beginning of the quarter. Under the Existing Agreement, the Portfolio pays Burridge Inc a fee at the annual rate of .75% of the first $10 million of its assets, .625% of the next $10 million, .50% of the next $20 million, .375% of the next $20 million, and .25% of the next $40 million. (Until June 30, 1996, the fee applicable to the first $1,000,000 of assets was 1.00%.) The Portfolio paid Burridge Inc fees totalling $25,140 in the year ended December 31, 1995. The fee schedule under the New Agreement is identical to the fee schedule under the Existing Agreement. Both the Existing Agreement and the New Agreement provide that fees on any assets in the Portfolio in excess of $100 million would be subject to negotiation.

The Existing Agreement provides that the adviser can receive research services from brokers executing transactions for the Portfolio at commissions higher than another broker might have charged; however, such higher commissions may not be paid unless the adviser determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the adviser's overall responsibilities to the Portfolio. The New Agreement will contain an identical provision. Such research may benefit the adviser's management of other clients as well as the Portfolio. The Trust has directed Burridge Inc, and expects to direct Burridge LLC, to have all of the Portfolio's equity transactions executed through PaineWebber Incorporated ("PaineWebber") at commissions not greater than $.06 per share and subject to a minimum of $75 per trade. These commissions are credited, at a rate of 50%, against fees charged by PaineWebber for certain consulting services it provides to the Trust. PaineWebber also furnishes research services to the adviser. In the year ended December 31, 1995, the Portfolio paid $13,554 in commissions to PaineWebber, which represented all of the commissions paid by the Portfolio in such year.

The Existing Agreement provides that Burridge Inc will not be liable for any loss sustained by the Trust by reason of the adoption of any investment policy by the Supervisory Committee, except that this does not protect Burridge Inc against liability to the Trust or its Unitholders by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Existing Agreement. The New Agreement contains identical provisions with respect to Burridge LLC's liability to the Trust and its Unitholders.

The Existing Agreement may be continued from year to year only so long as its continuance is approved annually (a) by the vote of a majority of the members of the Supervisory Committee who are not parties to the Existing Agreement or interested persons of the Trust or the adviser, cast in person at a meeting called for the purpose of voting on such approval ("Non-Interested Person Approval"), and (b) by the Supervisory Committee or by the vote of a majority of the outstanding Units (as defined in the 1940
Act). The Existing Agreement is terminable without penalty, on 60 days' written notice, by the vote of the majority of the members of the Supervisory Committee, by the vote of a majority of the outstanding Units (within the meaning of the 1940 Act), or by the adviser. The Existing Agreement terminates automatically in the event of its assignment. The New Agreement contains provisions with respect to continuance, termination and assignment of the agreement that are identical to the provisions of the Existing Agreement, except that the New Agreement reflects a change clarifying that, as required by the 1940 Act, annual extension of the New Agreement requires Non-Interested Person Approval even in a year when such extension is approved by the Unitholders. The New Agreement also contains certain non-material technical corrections.

If approved by the Unitholders, the New Agreement will become effective upon the closing of the Transaction. The New Agreement will continue in effect until April 1, 1998, and thereafter from year to year, subject to annual approval in accordance with its terms. If the Transaction is not consummated, the Existing Agreement will remain in effect.

Description of the Purchase Agreement

On October 11, 1996, Burridge Inc and the Stockholders entered into a Stock Purchase and Contribution Agreement (the "Purchase Agreement") with AMG. The Stockholders are Richard M. Burridge, Kenneth M. Arenberg, John C. Fleming, Susan S. Rudzinski, John H. Streur, Jr., Robert L. Worthington, and Thyra E. Zerhusen.

Under the Purchase Agreement, AMG has agreed to purchase from the Stockholders all of the outstanding stock of Burridge Inc; simultaneously with such purchase, Burridge Inc will transfer substantially all of its assets and liabilities to Burridge LLC. Burridge Inc, which will be wholly owned by AMG upon consummation of the Transaction, will be the Manager Member of Burridge LLC, and the Stockholders will be the other members, and serve as officers, of Burridge LLC.

In the Transaction, the Stockholders will receive significant cash consideration and additional consideration contingent on the further growth of Burridge LLC, in addition to the interest they will hold in Burridge LLC. (See "Information Concerning Burridge LLC and Burridge Inc" below.) The Stockholders have substantial incentives to remain with Burridge LLC until retirement (in five years for Mr. Burridge and after longer periods for the other Stockholders), and, upon termination, are subject to restrictions against soliciting clients and employees of Burridge LLC.

The consummation of the Transaction is subject to several conditions set forth in the Purchase Agreement, of which the principal condition is approval of the Transaction by a certain minimum percentage of the clients of Burridge Inc. Additional conditions include: (i) the continued absence of certain proceedings that would be likely to restrain or prohibit consummation of the Transaction, and (ii) registration of Burridge LLC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and under the laws of such states, including California, as are necessary to permit Burridge LLC to carry on the business currently conducted by Burridge Inc. It is anticipated that the Transaction will be consummated around December 31, 1996.

The Purchase Agreement contains a number of representations by Burridge Inc and the Stockholders to AMG and by AMG to Burridge Inc and the Stockholders. The Purchase Agreement also contains a number of covenants with respect to Burridge Inc's conduct of its business prior to consummation of the Transaction and related matters. The parties have agreed to indemnify each other from any breach of their representations, warranties and covenants and certain other matters.

The parties to the Transaction intend to comply with Section 15(f) of the 1940 Act. The Purchase Agreement places certain obligations on Burridge Inc, the Stockholders and AMG to ensure that the conditions of Section 15(f) of the 1940 Act will be met for the specified periods described below following consummation of the Transaction.

Section 15(f) provides a non-exclusive safe harbor that permits an investment adviser to a registered investment company (and the affiliated persons of such adviser) to receive compensation and benefits in connection with any sale of interests in such investment adviser that results in an assignment of the investment advisory agreement with a registered investment company as long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board of directors (in this case, the Supervisory Committee) of the investment company must not be interested persons of such investment adviser or any successor. None of the current members of the Supervisory Committee are interested persons of Burridge Inc or Burridge LLC.

Second, Section 15(f) requires that an "unfair burden" must not be imposed on the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction whereby the investment adviser (including its predecessor and successor investment adviser(s)), or any interested person of any such person, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its securityholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). No such compensation arrangements are contemplated in the Transaction.


The Trust has entered into a reimbursement agreement (the "Reimbursement Agreement") with Burridge Inc and Burridge LLC pursuant to which Burridge Inc and Burridge LLC have agreed to reimburse the Trust for any expenses the Trust reasonably incurs in connection with its consideration of the New Agreement. These include expenses associated with meetings of the Supervisory Committee, the solicitation of Unitholder approval, the preparation and negotiation of the Reimbursement Agreement and the New Agreement, and related legal, accounting, transfer agent and custodial services. In connection with Section 15(f) of the 1940 Act, Burridge Inc and Burridge LLC have agreed in the Reimbursement Agreement not to take any action that would constitute an "unfair burden" on the Trust and not to cause more than 25% of the members of the Supervisory Committee to become "interested persons" of Burridge Inc or Burridge LLC. Burridge Inc and Burridge LLC have also made certain representations to the Trust and have agreed to indemnify the Trust against certain liabilities, including those arising out of information provided by them for use in this proxy statement.

Information Concerning Burridge LLC and Burridge Inc

Following the consummation of the Transaction, the offices of Burridge LLC will be located at the same location as the offices of Burridge Inc, 115 South LaSalle Street, Chicago, Illinois 60603. Burridge LLC will be, effective prior to the consummation of the Transaction, registered as an investment adviser under the Advisers Act.

Effective upon the consummation of the Transaction, the present officers of Burridge Inc will become officers of Burridge LLC and will have the authority to operate and administer the investment advisory business of Burridge LLC. Richard M. Burridge is the principal executive officer of Burridge Inc and will be the principal executive officer of Burridge LLC, which is and will be his principal occupation. Mr. Burridge's address is and will be the same as that of Burridge LLC. The Stockholders, as members of Burridge LLC, will initially hold interests representing an aggregate of 45% of the profits of Burridge LLC, subject to reduction if operating expenses of Burridge LLC are not limited to 70% of its revenues. The remaining interest in the profits of Burridge LLC will be held by Burridge Inc, which will be wholly owned by AMG.

As of October 31, 1996, Burridge Inc managed approximately $1.3 billion in investments. It is contemplated that Burridge Inc and after closing of the Transaction, Burridge LLC will be the investment advisor for Burridge Growth Fund, a registered investment company that has not yet commenced publicly offering
its shares.   Burridge Growth Fund, which has a similar
investment objective to that of the Portfolio, has an investment advisory fee of 1.50% of the first $500 million of average daily net assets and 1.25% of average daily net assets in excess of $500 million. Unlike most mutual funds, Burridge Growth Fund will not pay its ordinary operating expenses, which will be borne by its adviser out of its advisory fee. Following the consummation of the Transaction, the sole business of Burridge Inc will be to act as the Managing Member of Burridge LLC, and Burridge Inc will not provide any investment advisory services to the Portfolio.

Information Concerning AMG

Upon consummation of the Transaction, AMG will own 100% of Burridge Inc. AMG is a Boston-based private holding company that makes equity investments in investment management firms in which management personnel retain a significant interest in the future of the business. As of October 31, 1996, AMG held interests in six registered investment advisers and one member of the Investment Management Regulatory Organisation, which managed in the aggregate approximately $16 billion in investments.

AMG is a Delaware corporation which has its offices at Two International Place, Boston, MA 02110. AMG may be deemed to have as its parent, TA Associates, Inc., a Delaware corporation ("TA"), because TA is the general partner of certain limited partnerships, which are themselves the general partners of certain limited partnerships, which together own more than 50% of the voting stock of AMG. The address of TA is High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

Evaluation of the New Agreement by the Supervisory Committee

The Supervisory Committee met on November 13, 1996 to consider the effect of the Transaction on the Trust and the New Agreement. At the meeting, the Supervisory Committee reviewed, among other information, written and oral reports and compilations provided by Burridge Inc, Burridge LLC and AMG, including information concerning the Transaction, Burridge LLC and AMG and comparative data as to Burridge Inc's investment performance. The Supervisory Committee also received a separate report from its investment consultant, PaineWebber Incorporated. In connection with its review, the Supervisory Committee took into account a number of factors, including: the nature and quality of past services rendered by Burridge Inc, including the historical performance of the Portfolio; the terms of the Existing Agreement and the New Agreement, including the fees payable thereunder; the benefits accruing to Burridge Inc as a result of its affiliation with the Portfolio, including research services received in return for Portfolio brokerage; assurances from Burridge Inc and Burridge LLC that there would be no material changes in the investment strategies pursued for the Portfolio and that no changes are contemplated in the personnel providing services to the Portfolio; the incentives for the Stockholders to remain with Burridge LLC; the financial and other resources of Burridge LLC following the Transaction; the possible benefits of the Transaction to the Portfolio; and the agreement by Burridge Inc and Burridge LLC to pay the expenses incurred by the Trust in connection with the Transaction. Of particular significance to the Supervisory Committee was the expectation that the services to be rendered by Burridge LLC to the Portfolio would remain substantially unchanged after the Transaction.

Based upon its review, the Supervisory Committee, including a majority of its members who were not interested persons of Burridge Inc, Burridge LLC or the Trust, approved the New Agreement on November 13, 1996, and voted to recommend its approval by the Unitholders.

Vote Required for Approval and Recommendation

Approval of the proposed New Agreement will require the affirmative vote of a majority of the outstanding Units of the Portfolio. In accordance with the 1940 Act, a "majority of the outstanding Units" of the Portfolio means the lesser of (1) 67% or more of the Units present at the meeting if the owners of more than 50% of the Units outstanding as of the Record Date are present in person or by proxy, or (2) more than 50% of the outstanding Units determined as of the Record Date.

If Proposal 1 receives the required approval of the Unitholders, the Transaction will be consummated (assuming the other conditions of the Purchase Agreement are met) and the New Agreement will take effect on the date of such consummation. If Proposal 1 does not receive the required approval of the Unitholders, and the Transaction is consummated, the advisory agreement with Burridge Inc will be terminated, effective on the date of such consummation, and the Supervisory Committee will take such action as it deems to be in the best interests of the Trust and the Unitholders. If, for any reason, the Transaction is not consummated, the New Agreement will not take effect and Burridge Inc will continue to serve as the investment adviser to the Portfolio under the Existing Agreement.

THE SUPERVISORY COMMITTEE RECOMMENDS THAT
UNITHOLDERS VOTE "FOR" PROPOSAL 1.

PROPOSALS FOR NEXT ANNUAL MEETING

It is currently contemplated that the Trust will hold an annual meeting of unitholders on or before June 1, 1997. Proposals by unitholders intended to be presented at the annual meeting must be received by the Trust for inclusion in the proxy statement and form of proxy relating to that meeting by January 1, 1997.

Other Business

As of the date of this proxy statement, management of the Trust knows of no business other than as set forth in the Notice of Special Meeting to come before the meeting. If any other business is properly brought before the meeting, or any adjournment thereof, all proxies will be voted in accordance with the best judgment of the proxyholders as to such business.

EXHIBIT A

INVESTMENT MANAGEMENT AGREEMENT


AGREEMENT dated as of [the date of consummation of the Transaction], between the Alameda-Contra Costa Medical
Association Collective Investment Trust for Retirement Plans (the
"Trust") and The Burridge Group Inc. as an investment manager
("Investment Manager") to manage the Growth Equity Portfolio (the
"Portfolio").


RECITALS

The Trust has been established to provide a satisfactory diversification of investments for various Participating Trusts which are IRAs that are exempt under Section 408(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and that are maintained in conformity with Section 408(a) of the Code, or trusts described in Section 401(a) of the Code that are exempt from taxation under Section 501(a) of the Code and form parts of stock bonus, pension or profit sharing plans;

The Trust is registered with the Securities and Exchange
Commission (the "Commission") as an open-end diversified management investment company under the Investment Company Act;

The Supervisory Committee of the Trust appointed Wells Fargo
Bank, N.A. as Custodial Trustee of the Trust, to have custody of the assets of each Portfolio; and

The Supervisory Committee desires Investment Manager, as an investment manager of the Trust, to manage the investment of the assets of the Portfolio, and the Investment Manager is willing to render such services;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings defined in the Declaration of Trust, dated February 9, 1990, establishing the Trust (the "Declaration of Trust").

Section 2.     Agreement to Act as Investment Manager, Etc.

   (a)  Subject to the direction and control of the Supervisory
Committee of the Trust, the Investment Manager will manage the investment and reinvestment of the assets of the Portfolio as follows:

        (i) The Investment Manager will maintain a continuous investment program for the Portfolio;

        (ii) The Investment Manager will determine what securities shall be purchased or sold by the Portfolio;

        (iii) The Investment Manager will arrange for the purchase and sale of securities held in the Portfolio by placing orders pursuant to its determinations either directly with the issuer or with any broker or dealer who deals in the securities in which the Trust is active;

        (iv) The Investment Manager will determine what portion, if any, of the Portfolio shall be held uninvested; and

        (v)   In connection with the foregoing, the Investment
Manager shall be entitled to exercise each and every of the powers with respect to the Portfolio set forth herein and in the Trust's Registration Statement filed with the Commission.

   (b) Any investment program maintained by the Investment Manager under this Agreement shall at all times conform to, and be in accordance with any requirements imposed by:
(i) the provisions of the Investment Company Act of 1940, Investment Advisers Act of 1940, Employee Retirement and Income Security Act of 1974, any rules or regulations in force thereunder, and all other applicable federal and state laws; (ii) the provisions of the Declaration of Trust and the Rules and Procedures of the Supervisory Committee as in effect from time to time; (iii) any policies and determinations of the Supervisory Committee of the Trust as in effect from time to time; and (iv) the investment objectives and policies of the Trust and the Portfolio, as reflected in the Trust's Registration Statement that is filed with the Commission. The Investment Manager shall invest the assets of the Portfolio in the manner provided above and shall diversify the Portfolio as contemplated by the Registration Statement.

   (c) The Investment Manager shall give the Trust the benefit of its best judgment and effort in rendering services hereunder, but the Investment Manager shall not be liable for any loss sustained by reason of the adoption of any investment policy by the Supervisory Committee. Nothing herein contained shall, however, be construed to protect the Investment Manager against any liability to the Trust or the holders of Units issued by the Trust by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

   (d) On occasions when the Investment Manager deems the purchase, sale, or loan of a security to be in the best interest of the Trust as well as other customers, the Investment Manager, to the extent permitted by applicable law, may aggregate the securities to be so purchased, sold or loaned in order to obtain the best execution or lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be the most equitable and consistent with its obligations to the Trust and to such other customers.

   (e) The Investment Manager may cause the Portfolio to pay a broker which provides brokerage and research services to the Investment Manager a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Investment Manager determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Investment Manager's overall responsibilities to the Portfolio.

   (f) The Investment Manager shall maintain books and records with respect to the securities transactions of the Portfolio and shall render to the Supervisory Committee such periodic and special reports as the Supervisory Committee may reasonably request. The Investment Manager shall assist in the preparation of reports to Participating Trusts, to the Commission, and in all audits of the Trust.

   (g) The Supervisory Committee shall direct the Custodial Trustee to keep safely in one or more separate accounts in the name of the Trust all cash and securities of the Trust delivered to the Custodial Trustee by the Investment Manager. All securities held for the Trust that are issued in bearer form may be held by the Custodial Trustee or its agent in that form or in registered form. All securities held for the Trust other than in bearer form shall be registered in the name of any duly appointed and registered nominee of the Custodial Trustee. The Custodial Trustee shall pay for and receive all securities purchased for the Trust. The Custodial Trustee shall make delivery of securities sold by the Trust only upon payment. In connection with any conversion of securities pursuant to their terms, reorganization, recapitalization, redemption in kind, consolidation, merger, change of par value or similar conversion or upon the exercise of subscription, purchase or other similar rights represented by securities, the Custodial Trustee shall exchange securities for other securities or for other securities and cash. The Custodial Trustee shall also collect all income and other payments due with respect to all securities of the Trust and shall present for payment when due all such securities.

   Section 3.     Allocation of Expenses and Compensation of the
Investment Manager.

   (a) The Investment Manager shall pay all expenses incurred by it in connection with acting as investment adviser, other than costs (including taxes and brokerage commissions) of securities purchased for the Trust. Expenses incurred by the Investment Manager include the costs of statistical and research data, other accounting services, rendering periodic and special reports to the Supervisory Committee and other costs associated with providing investment research and portfolio management.

   (b) The Trust agrees to pay the Investment Manager and the Investment Manager agrees to accept as full compensation for all services rendered by the Investment Manager as such, a fee for its services for the Portfolio established under Section 4.1 of the Declaration of Trust at an annual rate in accordance with the attached fee schedule.

   Section 4.     Date, Termination and Amendment.

   (a) This Agreement shall become effective as of the date set forth in the first paragraph hereof. This Agreement shall remain in effect until April 1, 1998, and from year to year thereafter, but only so long as such continuance is approved at least annually (i) by the vote of a majority of the members of the Supervisory Committee who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act and (ii) by the Supervisory Committee or by the vote of a "majority" of the outstanding Units of the Portfolio as that term is used in the Investment Company Act. This Agreement may be terminated, on 60 days prior written notice, as to any Portfolio at any time without the payment of any penalty, by the vote of a majority of the members of the Supervisory Committee, by the vote of a majority of the outstanding Units of such Portfolio, or by the Investment Manager. This Agreement shall automatically and immediately terminate in its entirety in the event of the assignment of this Agreement within the meaning of Section 15(a)(4) of the Investment Company Act.

   (b) No provision of this Agreement may be changed, waived, discharged or terminated as to any Portfolio orally, but only by an instrument in writing signed by the Trust and the Investment Manager and no amendment of this Agreement shall be effective until approved by the vote of a majority of the members of the Supervisory Committee who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act, cast in person at a meeting called for the purpose of voting on such amendment, and, if required by the Investment Company Act, the vote of a majority of the outstanding Units of the Portfolio.

   Section 5. Quarterly Reports. The Investment Manager will prepare and furnish to the Supervisory Committee, at least quarterly, written reports evaluating, analyzing, and approving the Portfolio.

   Section 6. Acknowledgement of Fiduciary. The Investment Manager acknowledges that it is a fiduciary to the extent the Investment Manager exercises control over assets of such trust of each Qualified Plan of which a Participating Trust is a part.

   Section 7.     Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and year first above written.

ALAMEDA-CONTRA COSTA MEDICAL ASSOCIATION COLLECTIVE INVESTMENT
TRUST FOR RETIREMENT PLANS



By: (Signature)
Chairman, Supervisory Committee

THE BURRIDGE GROUP LLC



By: THE BURRIDGE GROUP INC
    Manager Member

By
Its
PAGE

THE BURRIDGE GROUP LLC

Fee Schedule





The Growth Equity Portfolio

 .75% first $10 million
 .625% next $10 million
 .50% next $20 million
 .375% next $20 million
 .25% next $40 million

The excess over $100 million is negotiable.








Fees are generally billed quarterly based upon the amount of assets under management at the beginning of the quarter.
PAGE

ALAMEDA-CONTRA COSTA MEDICAL ASSOCIATION
COLLECTIVE INVESTMENT TRUST FOR RETIREMENT PLANS

PROXY

I, a holder of Units of the Growth Equity Portfolio of the Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans (the "Trust"), revoke any previous proxies and appoint William N. Guertin and L. Richard Mello, and each of them, with full power of substitution, as my proxies to attend the meeting of the Unitholders to be held on December 20, 1996 at 12:00 p.m., at the offices of the Alameda-Contra Costa Medical Association, at 6230 Claremont Avenue, Oakland, California, and any adjournment thereof, and to vote and otherwise represent my Units in the same manner and with the same effect as if I were personally present.

THIS PROXY WILL BE VOTED AS DIRECTED.  IN THE ABSENCE OF
DIRECTIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1.     Approval of a new investment advisor contract with The
Burridge Group LLC.

               FOR            AGAINST             ABSTAIN

               ___              ___                 ___

I also confer discretionary authority to vote with respect to matters incident to the conduct of the meeting and matters presented at the meeting not known to my proxies at the time of soliciting this proxy.

Dated:

(Signature)


(Print/type name of beneficial owner)


(Print/type name of participating trust)

THIS PROXY IS SOLICITED ON BEHALF OF THE SUPERVISORY COMMITTEE OF
THE TRUST.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.